EXHIBIT 99


NEWS RELEASE


FOR IMMEDIATE RELEASE         Contact:  John W. Conlon, Chief Financial Officer
---------------------                   (740) 373-3155
November 9, 2000



                            PEOPLES BANCORP ANNOUNCES
                             FOURTH QUARTER DIVIDEND
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         MARIETTA,  Ohio - The  Board  of  Directors  of  Peoples  Bancorp  Inc.
(Nasdaq: PEBO) today declared a quarterly dividend of $0.14 per share. The dividend payout of approximately $915,000 on 6.55 million shares is payable January 2, 2001, to shareholders of record at December 15, 2000.
         Peoples Bancorp Inc., a diversified financial services company with $1.1 billion in assets, offers a complete line of banking, investment, and insurance solutions through Peoples Bank's 38 offices and 25 ATM's in Ohio, West Virginia, and Kentucky. Peoples Bancorp's common stock is traded on the NASDAQ exchange under the symbol PEBO. Peoples Bank's internet banking service and other company information is available through www.peoplesbancorp.com.

                                 END OF RELEASE